Exhibit 24.4

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, the undersigned constitutes and appoints Christine Nixon and Christina Banthin, and each of them, her true and lawful attorney-in-fact and agent, acting alone, with full power of substitution and resubstitution, for her and in her name, place and stead, in any and all capacities, to sign any or all amendments to the Registration Statement on Form S-1 (File No. 333- 263898), including post-effective amendments and registration statements filed pursuant to Rule 462(b) and otherwise, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the U.S. Securities and Exchange Commission, granting unto said attorney-in-fact full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as such person, hereby ratifying and confirming all that said attorney-in-fact and agent, or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 6th day of September, 2022.

By:	/s/ Patricia Walsh

Patricia Walsh